EXHIBIT 9.1(b)

                 Amended and Restated
                      Schedule A
                        to the
               Transfer Agency Agreement
                    by and between
                 Frontegra Funds, Inc.
                          and
            Sunstone Investor Services, LLC


Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to read as follows effective as of the date hereof:



          Fund                          Effective Date

     Frontegra Total Return Bond Fund   November 25, 1996
     Frontegra Opportunity Fund         August 1, 1997
     Frontegra Growth Fund              February 1, 1998




This amended Schedule A is dated and effective this 1st day of February, 1998.

FRONTEGRA FUNDS, INC.         SUNSTONE INVESTOR SERVICES, LLC


By: /s/ William D. Forsyth III        By:  /s/ Miriam M. Allison
------------------------------        ---------------------------
Co-President                          Miriam M. Allison
                                      President